                                                                   EXHIBIT 12(A)

                          PROTECTIVE LIFE CORPORATION
               COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                                  DECEMBER 31

                                                           1993       1992       1991       1990       1989
                                                         ---------  ---------  ---------  ---------  ---------
                                                                   (IN THOUSANDS, EXCEPT FOR RATIOS)
Earnings, as defined:
  Income from continuing operations before income tax
   expense and minority interests......................  $  85,044  $  59,947  $  51,703  $  40,282  $  32,286
  Add:
    Interest expense...................................      6,300      4,800      5,700      5,400      1,300
    Minority interests.................................        (19)       (90)    (1,721)    (1,326)
                                                         ---------  ---------  ---------  ---------  ---------
Total earnings, as defined.............................  $  91,325  $  64,657  $  55,682  $  44,356  $  33,586
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Fixed charges, as defined:
  Interest expense.....................................  $   6,300  $   4,800  $   5,700  $   5,400  $   1,300
                                                         ---------  ---------  ---------  ---------  ---------
Total fixed charges, as defined........................  $   6,300  $   4,800  $   5,700  $   5,400  $   1,300
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------
Ratio of earnings to fixed charges.....................       14.5       13.5        9.8        8.2       25.8
                                                         ---------  ---------  ---------  ---------  ---------
                                                         ---------  ---------  ---------  ---------  ---------